Exhibit 99.1
GRIPTONITE, INC.
Table of Contents to Financial Statements

Page

Independent Auditors’ Report	1

Financial Statements
Balance Sheets as of December 31, 2009 and 2010, and June 30, 2010 and 2011 (unaudited)	2
Statements of Operations for the years ended December 31, 2009 and 2010, and the six months ended June 30, 2010 and 2011 (unaudited)	3
Statements of Comprehensive Loss and Stockholder’s Equity for the years ended December 31, 2009 and 2010	4
Statements of Cash Flows for the years ended December 31, 2009 and 2010, and the six months ended June 30, 2010 and 2011 (unaudited)	5
Notes to Financial Statements	6-17

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Griptonite, Inc.
Irvine, California
We have audited the accompanying balance sheets of Griptonite, Inc. (the “Company”) as of December 31, 2009 and 2010, and the related statements of operations, comprehensive loss and stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Notes 1 and 7 to the financial statements, the Company operated as a wholly owned subsidiary of Foundation 9 Entertainment, Inc. for the years ended December 31, 2009 and 2010. Due to the significance of the related-party transactions with the Company’s parent and affiliates, the accompanying financial statements may not be indicative of the financial position, operating results, and cash flows of the Company had it operated as a stand-alone entity.
As discussed in Note 13 to the financial statements, the Company was sold to an unrelated third party on August 2, 2011.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
October 12, 2011

GRIPTONITE, INC.
Balance Sheets

	December 31,		June 30,
	2009	2010	2010	2011
			(unaudited)
ASSETS
Receivables, net	$2,548,118	$2,790,000	$2,784,382	$1,552,299
Receivable from affiliates	3,961,313	3,976,900	3,653,777	3,854,781
Costs and estimated earnings in excess of billings on uncompleted contracts	429,895	913,564	1,600,693	560,941
Prepaid expenses and other current assets	64,705	62,583	57,059	178,820

Total current assets	7,004,031	7,743,047	8,095,911	6,146,841

Note receivable from affiliate	8,385,263	11,643,903	8,486,191	11,764,209
Property and equipment, net	523,767	563,170	640,080	767,788
Goodwill	8,657,390	8,657,390	8,657,390	8,657,390
Intangible assets, net	317,196	271,884	294,540	249,228
Other assets	33,350	33,350	33,350	33,350

	$24,920,997	$28,912,744	$26,207,462	$27,618,806

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Accounts payable	$236,787	$423,080	$296,333	$232,720
Accrued liabilities	767,931	1,055,167	900,197	818,907
Payable to affiliates	10,914,030	13,436,139	11,216,723	14,913,747
Billings in excess of costs and estimated earnings on uncompleted contracts	325,731	1,685,076	1,686,416	218,647
Deferred rent	445,655	445,655	445,656	445,655

Total current liabilities	12,690,134	17,045,117	14,545,325	16,629,676

Deferred rent	578,543	460,876	520,475	394,469

Total liabilities	13,268,677	17,505,993	15,065,800	17,024,145

Commitments and contingencies (Note 9)

Stockholder’s equity:
Common stock, $0.01 par value; 100 shares authorized, issued and outstanding	1	1	1	1
Additional paid-in capital	32,610,484	32,812,950	32,720,117	32,846,223
Accumulated other comprehensive loss	(90,992)	(85,230)	(70,932)	(112,798)
Accumulated deficit	(20,867,173)	(21,320,970)	(21,507,524)	(22,138,765)

Total stockholder’s equity	11,652,320	11,406,751	11,141,662	10,594,661

	$24,920,997	$28,912,744	$26,207,462	$27,618,806

GRIPTONITE, INC.
Statements of Operations

	Years Ended		Six Months
	December 31,		Ended June 30,
	2009	2010	2010	2011
			(unaudited)
Revenue:
Development fees	$20,830,566	$20,723,760	$9,853,215	$9,003,619
Royalties	1,354,029	570,603	410,842	137,696

Total revenue	22,184,595	21,294,363	10,264,057	9,141,315

Cost of sales:
Cost of sales	14,579,290	15,756,046	7,973,502	7,099,442
Amortization of acquired technology	552,998	—	—	—

Total cost of sales	15,132,288	15,756,046	7,973,502	7,099,442

Gross margin	7,052,307	5,538,317	2,290,555	2,041,873

Operating expenses:
General and administrative	4,061,656	3,056,992	1,556,008	1,065,135
Sales and marketing	405,982	382,813	205,351	140,231
Research and development	4,422,497	2,608,018	1,165,910	1,751,955
Impairment of goodwill	17,702,000	—	—	—
Amortization and impairment of other acquired intangible assets	1,764,046	45,312	22,656	22,656

Total operating expenses	28,356,181	6,093,135	2,949,925	2,979,977

Loss from operations	(21,303,874)	(554,818)	(659,370)	(938,104)

Interest income	217,111	182,962	100,919	120,306

Foreign exchange loss	—	(81,941)	(81,901)	—

Loss before income taxes	(21,086,763)	(453,797)	(640,352)	(817,798)

Income tax benefit	348,778	41,254	58,212	—

Net loss	$(20,737,985)	$(412,543)	$(582,140)	$(817,798)

GRIPTONITE, INC.
Statements of Comprehensive Loss and Stockholder’s Equity

				Accumulated	Retained
			Additional	Other	Earnings	Total
	Common Stock		Paid-In	Comprehensive	(Accumulated	Stockholder’s
Accumulated	Shares	Amount	Capital	Loss	Deficit)	Equity
Balance, December 31, 2008	100	$1	$32,312,955	$234	$372,259	$32,685,449

Net loss	—	—	—	—	(20,737,985)	(20,737,985)
Foreign currency translation	—	—	—	(91,226)	—	(91,226)

Comprehensive loss						(20,829,211)
Cumulative effect of a change in accounting principle, uncertain tax positions	—	—	—	—	(82,903)	(82,903)
Contribution received from Parent Company for cumulative effect of a change in accounting principle, uncertain tax positions	—	—	82,903	—	—	82,903
Income tax benefit allocated to Parent Company	—	—	—	—	(418,544)	(418,544)
Stock-based compensation	—	—	214,626	—	—	214,626

Balance, December 31, 2009	100	$1	$32,610,484	$(90,992)	$(20,867,173)	$11,652,320

Net loss	—	—	—	—	(412,543)	(412,543)
Foreign currency translation	—	—	—	5,762	—	5,762

Comprehensive loss						(406,781)
Income tax benefit allocated to Parent Company	—	—	—	—	(41,254)	(41,254)
Stock-based compensation	—	—	202,466	—	—	202,466

Balance, December 31, 2010	100	$1	$32,812,950	$(85,230)	$(21,320,970)	$11,406,751

GRIPTONITE, INC.
Statements of Cash Flows

	Years Ended		Six Months
	December 31,		Ended June 30,
	2009	2010	2010	2011
			(unaudited)
Cash flows from operating activities:
Net loss	$(20,737,985)	$(412,543)	$(582,140)	$(817,798)
Adjustments to reconcile net loss to cash provided by operating activities:
Impairment of goodwill and intangible assets	18,801,000	—	—	—
Depreciation and amortization	1,739,111	415,705	206,276	265,951
Stock-based compensation expense	214,626	202,466	109,632	33,271
Provision for bad debts	5,275	266,116	200,000	—
Income tax benefit allocated to Parent Company	(418,544)	(41,254)	(58,212)	—
Net deferred income taxes	69,766	—	—	—
Foreign currency transaction loss	—	81,941	81,901	—
Loss on disposal of property and equipment	18,256	93	—	—
Changes in operating assets and liabilities:
Receivables	837,198	(507,998)	(436,264)	1,237,701
Costs and estimated earnings in excess of billings on uncompleted contracts	2,834,598	(483,669)	(1,170,798)	352,623
Prepaid expenses and other current assets	(6,637)	2,122	7,646	(116,237)
Other assets	11,524	—	—	—
Accounts payable	96,260	178,512	34,848	(307,113)
Accrued liabilities	(411,238)	287,236	132,266	(236,260)
Payables to affiliates, net of receivable from affiliates	(540,145)	2,424,581	528,328	1,599,727
Deferred rent	598,329	(117,667)	(58,067)	(66,407)
Billings in excess of costs and estimated earnings on uncompleted contracts	(358,978)	1,359,345	1,360,685	(1,466,429)

Cash provided by operating activities	2,752,416	3,654,986	356,101	479,029

Cash flows from investing activities:
Purchases of property and equipment	(115,140)	(392,120)	(284,860)	(462,872)
Advances under related-party note receivable	(2,529,881)	(3,258,640)	(100,928)	(120,306)

Cash used in investing activities	(2,645,021)	(3,650,760)	(385,788)	(583,178)

Cash flows from financing activities:
Change in cash overdraft	(16,169)	(9,988)	9,625	131,712

Cash (used in) provided by financing activities	(16,169)	(9,988)	9,625	131,712

Effect of exchange rate changes on cash and cash equivalents	(91,226)	5,762	20,062	(27,563)

Net increase in cash and cash equivalents	—	—	—	—
Cash and cash equivalents at beginning of year	—	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—	$—

Supplemental disclosure of cash flow information:

Supplemental schedule of noncash investing activities:
Unpaid purchases of property and equipment	$19,298	$17,769	$15,073	$2,810

GRIPTONITE, INC.
NOTES TO FINANCIAL STATEMENTS
1.	DESCRIPTION OF BUSINESS

Griptonite, Inc. (“Griptonite” or the “Company”) is an independent developer of video games that creates games for all major platforms, including home consoles, handheld devices, smart phones, and personal computers. The Company’s fiscal year ends on December 31. The Company operated as a wholly owned subsidiary of Foundation 9 Entertainment, Inc. (“F9E” or “Parent Company”) for the years ended December 31, 2009 and 2010, and the six months ended June 30, 2010 and 2011 (unaudited). The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the Company operated as a stand-alone entity.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
a.	Basis of Presentation
Effective January 3, 2007, F9E acquired 100% of the stock of Griptonite for a total purchase price of $30,354,256, plus acquisition costs of $394,905. As a result, Griptonite became a wholly owned subsidiary of F9E. The Company has reflected the purchase as a business combination using purchase accounting, whereby the purchase price has been allocated to the assets, both tangible and indefinite intangible, and liabilities acquired based on their respective fair values at the date of acquisition. The allocation of purchase price was based upon valuation information, estimates and assumptions as of the date of acquisition, and the excess of the purchase cost over the fair values of the net assets of $26,359,390 was recorded as goodwill.
b.	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates and judgments affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, doubtful accounts, impairment of goodwill and long-lived assets, stock-based compensation, income taxes, and litigation. The Company bases estimates on historical experience and on other assumptions that its management believes are reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities when those values are not readily apparent from other sources. Actual results could differ from these estimates.
c.	Revenue Recognition
Development Fees
The Company develops video games primarily under fixed-price contracts with third-party publishers that may extend up to 24 months or longer. The Company accounts for such contracts using the percentage-of-completion method.
The Company has multiple contracts that are in various stages of completion, and progress toward completion is measured based on the ratio of cumulative costs incurred to total estimated costs. Such contracts require estimates to determine the appropriate revenue and cost recognition. The Company periodically reviews revisions of contract values and estimated costs at completion and any changes in such estimates are made prospectively. Amounts representing contract change orders or claims are included in revenues only when they meet specified criteria. If estimates of costs at completion indicate a loss, provision is made for the total loss anticipated in the period in which the loss is identified. Contract costs include direct materials, direct labor costs, and allocable production overhead. These costs are included in cost of services.
Cumulative revenues recognized may be less or greater than cumulative costs and profits billed at any point in time during a contract’s term. The resulting difference is recognized as “costs and estimated earnings in excess of billings on uncompleted contracts” or “billings in excess of costs and estimated earnings on uncompleted contracts.”
Royalties
The Company’s contracts may provide for the payment of royalties or other contingent consideration to the Company out of the net receipts obtained by the Company’s customers from game sales. Net receipts are generally reduced by certain costs incurred by the publisher, including development fees paid to the Company. Royalties are recognized as revenue when they are earned, reasonably estimable, and collection is reasonably assured, which is generally when royalty statements become available.
Taxes Collected from Customers
Revenue from transactions for which the Company is required to collect sales, value-added and similar taxes from customers on behalf of governmental authorities is recognized net of any such taxes.

d.	Management Fee Allocation
F9E and its subsidiaries provide certain shared services to the Company pursuant to a management services agreement (MSA), including financial management, human resources, information technology, business development, legal and executive management. Under the MSA, the total cost of providing the shared services are allocated among the participating entities based upon headcount. These fees are composed of payroll, incentive compensation, stock-based compensation, and other costs incurred by F9E and its subsidiaries to provide management services under the MSA.
e.	Cash and Cash Equivalents
Cash balances are negative due to cash pooling arrangement with F9E and any negative balances representing outstanding checks have been reclassified to accounts payable.
f.	Property and Equipment
Property and equipment are stated at historical cost and depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Furniture and fixtures	5-10 years
Office equipment	5 years
Computer equipment	3 years
Computer software	2 years
Leasehold improvements are amortized using the straight-line method over the lesser of the lease terms or estimated useful lives of the related assets.
g.	Long-Lived Assets
The Company evaluates long-lived assets, other than goodwill and identifiable intangible assets with indefinite lives, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future cash flows is less than the carrying amount of the asset, in which case, a write-down is recorded to reduce the related asset to its estimated fair value.
h.	Goodwill and Other Intangible Assets
Goodwill represents the excess cost of a business acquisition over the fair value of the net identifiable assets acquired. Goodwill and intangible assets with an indefinite life are not amortized but are subject to an annual impairment test, or more frequently if the Company believes indicators of impairment exist. The Company performs its annual impairment test in the second quarter. Intangible assets with definite lives are amortized over their estimated useful lives, as follows:

Acquired technology	3 years
Trade names	5 years
Customer relationships	10 years
i.	Deferred Rent
Rent expense on operating leases is recognized on a straight-line basis over the term of each lease. The excess of rent expense over rent payments made under each lease is recorded as deferred rent.
j.	Income Taxes
The Company is included in the federal and state income tax returns of F9E; however, income taxes are determined for financial reporting purposes as if the Company was filing separate income tax returns. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company evaluates the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company adopted certain provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740-10, Income Taxes — Overall (previously called FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109), effective January 1, 2009, which contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

k.	Stock-Based Compensation
The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the vesting period during which an employee is required to provide service in exchange for the award.
The Company accounts for stock options issued to nonemployees by recording expense for such options based on the fair value of the option grants at the time of vesting. The Company records the expense quarterly and uses the Black-Scholes model to calculate the fair value of such options.
l.	Restructuring Costs
The Company incurred employee termination costs related to restructuring activities of $682,841 and $91,361 during the years ended December 31, 2009 and 2010, respectively, and $23,065 during the six months ended June 30, 2010 (unaudited). There were no such costs during the six months ended June 30, 2011 (unaudited). The costs are expensed in accordance with ASC Topic 420, Exit or Disposal Cost Obligations, and are recorded within selling, general and administrative, and research and development. As of December 31, 2009, the Company recorded a liability of $21,672. There were no such liabilities as of June 30, 2010 (unaudited), December 31, 2010 or June 30, 2011 (unaudited).
m.	Unaudited Interim Financial Information
The accompanying interim balance sheets as of June 30, 2010 and 2011, and the statements of operations, and cash flows for the six months ended June 30, 2010 and 2011, and the related footnote disclosures are unaudited. These unaudited interim financial statements have been prepared in accordance with U.S. GAAP. In management’s opinion, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s statement of financial position as of June 30, 2010 and 2011, and its results of operations and its cash flows for the six months ended June 30, 2010 and 2011. The results for the six months ended June 30, 2010 and 2011 are not necessarily indicative of the results expected for the full fiscal year.
n.	Subsequent Events
Other than the transaction described in Note 13, no other events have occurred subsequent to December 31, 2010 or June 30, 2011 that would require adjustment to or disclosure in the financial statements. Subsequent events have been evaluated by management through October 12, 2011, the date the financial statements were available to be issued.
o.	Recent Accounting Pronouncements
In October 2009, the FASB issued an amendment to its accounting guidance on revenue arrangements with multiple deliverables. This new accounting guidance addresses the unit of accounting for arrangements involving multiple deliverables and how consideration should be allocated to separate units of accounting, when applicable. This guidance is effective for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company adopted the guidance effective January 1, 2011, and such adoption did not impact its financial position or results of operations.
In October 2009, the FASB issued an amendment to its accounting guidance on certain revenue arrangements that include software elements. The new accounting guidance excludes from software revenue recognition all tangible products containing both software and non-software components that function together to deliver the product’s essential functionality. This guidance is effective for fiscal years beginning on or after June 15, 2010. Early adoption is permitted. This guidance must be adopted in the same period that the Company adopts the amended accounting for arrangements with multiple deliverables described in the preceding paragraph. The Company adopted the guidance effective January 1, 2011, and such adoption did not have a material impact on its financial position or results of operations.
In December 2010, the FASB issued an amendment to goodwill impairment test. The amendments modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company adopted the guidance effective January 1, 2011, and such adoption did not have a material impact on its financial position or results of operations.

In January 2010, the FASB issued an amendment regarding improving disclosures about fair value measurements. This new guidance requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the rollforward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company adopted the guidance effective January 1, 2011, and such adoption did not have a material impact on its financial position or results of operations.
In May 2011, the FASB issued amendments to its accounting guidance on fair value measurement. The amendments provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. The amendments change certain fair value measurement principles and enhance the disclosure requirements about fair value measurements. This guidance is effective during interim and annual periods beginning after December 15, 2011 and should be applied prospectively. The Company is currently evaluating the impact of this guidance on its financial statements.
In June 2011, the FASB issued amendments to its accounting guidance on comprehensive income. The amendments require an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments eliminate the option to present the components of other comprehensive income as part of the statement of equity. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company is currently evaluating the impact of this guidance on its financial statements.
3.	RECEIVABLES AND CONCENTRATION OF CREDIT RISK
Receivables consist of the following:

	December 31,		June 30,
	2009	2010	2010	2011
			(unaudited)
Trade receivables	$2,538,118	$3,029,669	$2,957,936	$1,591,969
Other accounts receivable	10,000	26,447	26,446	26,446

	2,548,118	3,056,116	2,984,382	1,618,415
Less allowance for doubtful accounts	—	(266,116)	(200,000)	(66,116)

	$2,548,118	$2,790,000	$2,784,382	$1,552,299

Substantially all of the Company’s trade accounts receivable are from video game publishers and represent milestone billings under fixed-price contracts or royalties reported but not received. The Company generally does not require collateral. Receivables are considered past due based on payment terms with publishers. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.
Sales to certain of the Company’s customers accounted for approximately 23%, 19%, 16%, and 12% each of revenue for the year ended December 31, 2009 and 55% and 13% each of revenue for the year ended December 31 2010. Accounts receivable from these customers as of December 31, 2009 and 2010 was $1,431,432 and $2,415,000, respectively. No other customer accounted for more than 10% of revenue in the years ended December 31, 2009 and 2010, or accounts receivable as of December 31, 2009 and 2010.
Sales to certain of the Company’s customers accounted for approximately 49% and 18% each of revenue (unaudited) for the six months ended June 30, 2010 and 55%, 20%, and 12% each of revenue (unaudited) for the six months ended June 30 2011. Accounts receivable from these customers as of June 30, 2010 was $1,185,000 and $135,000 (unaudited). Accounts receivable from these customers as of June 30, 2011 was $796,800, $480,000, and $0, respectively (unaudited). No other customer accounted for more than 10% of revenue in the six months ended June 30, 2010 and 2011 (unaudited).
4.	COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS
The components of uncompleted contracts consist of the following:

	December 31,		June 30,
	2009	2010	2010	2011
			(unaudited)
Contract costs and estimated earnings	$6,880,164	$14,849,488	$13,744,277	$13,833,594
Less billings to date	(6,776,000)	(15,621,000)	(13,830,000)	(13,491,300)

	$104,164	$(771,512)	$(85,723)	$342,294

The components of uncompleted contracts are reflected in the balance sheets, as follows:

	December 31,		June 30,
	2009	2010	2010	2011
			(unaudited)
Costs and estimated earnings in excess of billings on uncompleted contracts	$429,895	$913,564	$1,600,693	$560,941
Billings in excess of costs and estimated earnings on uncompleted contracts	(325,731)	(1,685,076)	(1,686,416)	(218,647)

	$104,164	$(771,512)	$(85,723)	$342,294

5.	GOODWILL AND INTANGIBLE ASSETS, NET
The changes in the carrying amount of goodwill are as follows:

	December 31,		June 30,
	2009	2010	2010	2011
			(unaudited)
Goodwill	$26,359,390	$26,359,390	$26,359,390	$26,359,390
Impairment charges	(17,702,000)	—	—	—
Accumulated impairment charges	—	(17,702,000)	(17,702,000)	(17,702,000)

	$8,657,390	$8,657,390	$8,657,390	$8,657,390

Intangible assets, net, consist of the following:

	December 31, 2009
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Customer relationships	$807,800	$(490,604)	$317,196
Acquired technology	1,659,000	(1,659,000)	—
Trade names	903,000	(903,000)	—

	$3,369,800	$(3,052,604)	$317,196

	December 31, 2010
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Customer relationships	$807,800	$(535,916)	$271,884
Acquired technology	1,659,000	(1,659,000)	—
Trade names	903,000	(903,000)	—

	$3,369,800	$(3,097,916)	$271,884

	June 30, 2010
	(unaudited)
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Customer relationships	$807,800	$(513,260)	$294,540
Acquired technology	1,659,000	(1,659,000)	—
Trade names	903,000	(903,000)	—

	$3,369,800	$(3,075,260)	$294,540

	June 30, 2011
	(unaudited)
	Gross
	Carrying	Accumulated
	Amount	Amortization	Net
Customer relationships	$807,800	$(558,572)	$249,228
Acquired technology	1,659,000	(1,659,000)	—
Trade names	903,000	(903,000)	—

	$3,369,800	$(3,120,572)	$249,228

During the year ended December 31, 2009, the Company recognized a goodwill impairment charge of $17,702,000 and impairment charges related to certain customer relationships and non-compete agreements of $1,099,000. The impairment charges were primarily the result of the material decline in the estimated value of the Company and related intangible assets as determined using present value techniques due to the downturn in future economic activity as a result of the global recession. The impairment charges were recorded as a component of operating expenses in the accompanying statements of operations. There were no impairment charges in the year ended December 31, 2010 and in the six months ended June 30, 2011 (unaudited).
Amortization expense for amortizing intangible assets was $1,218,044 and $45,312 for the years ended December 31, 2009 and 2010, respectively, and $22,656 and $22,656 (unaudited) for the six months ended June 30, 2010 and 2011, respectively. Estimated future amortization expense related to intangible assets reflected on the Company’s December 31, 2010 balance sheet is as follows:

Estimated
Amortization
Expense
Years ending December 31:
2011	$45,312
2012	45,312
2013	45,312
2014	45,312
2015	45,312
Thereafter	45,324

$271,884

Estimated future amortization expense related to intangible assets reflected on the Company’s June 30, 2011 balance sheet is as follows:

Estimated
Amortization
Expense
(unaudited)
Six months ending December 31, 2011	$22,656
Years ending December 31:
2012	45,312
2013	45,312
2014	45,312
2015	45,312
Thereafter	45,324

$249,228

6.	PROPERTY AND EQUIPMENT
Property and equipment, net, consists of the following:

	December 31,		June 30,
	2009	2010	2010	2011
			(unaudited)
Computer equipment	$1,272,437	1,580,307	$1,476,431	$1,490,701
Computer software	683,071	763,443	760,631	1,281,645
Leasehold improvements	35,162	37,835	36,801	37,835
Furniture and fixtures	190,190	163,893	190,855	172,239
Office equipment	49,785	76,906	75,596	314,219

	2,230,645	2,622,384	2,540,314	3,296,639
Less accumulated depreciation	(1,706,878)	(2,059,214)	(1,900,234)	(2,528,851)

	$523,767	$563,170	$640,080	$767,788

Depreciation expense was $521,067 and $370,393, for the years ended December 31, 2009 and 2010, respectively, and $183,620 and $243,295 (unaudited) for the six months ended June 30, 2010 and 2011, respectively.
7.	TRANSACTIONS WITH PARENT COMPANY AND AFFILIATES
a.	Note Receivable From Affiliate
In September 2007, the Company entered into a credit agreement (the “F9EE Credit Agreement”) with Foundation 9 Entertainment Europe Limited, a subsidiary of F9E. The F9EE Credit Agreement provides for aggregate advances of up to $12,000,000 under a revolving facility. Amounts outstanding under the F9EE Credit Agreement bear interest at the rate F9E pays on its third-party debt (7.25% at December 31, 2010). Outstanding principal and accrued interest are due February 28, 2013. There was $8,385,263 and $11,643,903 outstanding under the F9EE Credit Agreement as of December 31, 2009 and 2010, respectively, and $8,486,191 and $11,764,209 (unaudited) as of June 30, 2010 and 2011, respectively.
Interest income related to this note was $217,111 and $182,962 for the years ended December 31, 2009 and 2010, and $100,919 and $120,306 (unaudited) for the six months ended June 30, 2010 and 2011, respectively.
b.	Management Services Agreement
F9E and its subsidiaries provide certain shared services to the Company pursuant to the MSA, including financial management, human resources, information technology, business development, legal and executive management. The total cost allocated to the Company was included in the Company’s statement of operations as follows:

	December 31,		June 30,
	2009	2010	2010	2011
			(unaudited)
General and administrative	$1,777,556	$1,671,694	$719,487	$581,137
Sales and marketing	405,982	382,813	205,351	140,231

	$2,183,538	$2,054,507	$924,838	$721,368

c.	India Services Agreement
F9E’s subsidiary in India provides product development services to the Company and other subsidiaries of F9E under a development services agreement (DSA). Services under the DSA are billed at cost plus a 20% mark-up. The total cost of services incurred by the Company under the DSA was $21,559 and $223,250, for the years ended December 31, 2009 and 2010, respectively, and $69,954 and $434,321 (unaudited) for the six months ended June 30, 2010 and 2011, respectively.
d.	Product Development Agreement
In 2009, the Company subcontracted the development of one product to F9E’s UK subsidiary under a product development agreement (PDA). Services under the PDA were billed at cost, plus 5.66%. The total cost of services incurred by the Company under the PDA was $901,744 and $826,544, for the years ended December 31, 2009 and 2010, respectively, and $826,544 (unaudited) for the six months ended June 30, 2010. The subcontract was completed in 2010 and no amounts were incurred during the six months ended June 30, 2011 (unaudited).
e.	Receivables From and Payables To Affiliates
Receivables and payables between the Company and F9E and between the Company and F9E’s other subsidiaries arise in the ordinary course of business due principally to pooling of cash and sharing development resources with F9E and its other domestic subsidiary and to amounts payable under the MSA, DSA, and PDA. Domestic receivables and payables between affiliates do not bear interest.

8.	ACCRUED AND OTHER LIABILITIES
Accrued and other liabilities consist of the following:

	December 31,		June 30,
	2009	2010	2010	2011
			(unaudited)
Accrued payroll and related benefits	$619,772	$953,105	$786,489	$708,283
Other accrued liabilities	148,159	102,062	113,708	110,624

	$767,931	$1,055,167	$900,197	$818,907

9.	COMMITMENTS AND CONTINGENCIES
a.	Operating leases
The Company has entered various operating leases principally for office space that expire at various dates through 2015. Certain leases include escalation clauses for adjusting rentals to reflect changes in price indices, as well as renewal options. Future minimum lease and sublease payments under operating leases as of December 31, 2010 are as follows:

Operating
Leases
Years ending December 31:
2011	$1,000,574
2012	1,027,800
2013	1,055,027
2014	1,082,253
2015	830,408

$4,996,062

Future minimum lease and sublease payments under operating leases as of June 30, 2011 are as follows:

Operating
Leases
(unaudited)
Six months ending December 31, 2011	$503,690
Years ending December 31:
2012	1,027,800
2013	1,055,027
2014	1,082,254
2015	830,408

$4,499,179

Minimum rent is expensed on a straight-line basis over the term of each lease. Rental expense under all of the Company’s leases totaled $1,368,396 and $1,179,642 for the years ended December 31, 2009 and 2010, respectively, and $597,534 and $584,446 (unaudited) for the six months ended June 30, 2010 and 2011, respectively.
b.	Litigation
The Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. The Company believes that the resolution of the legal proceedings in which the Company is involved will not have a material adverse effect on its financial position or results of operations.

10.	INCOME TAXES
The benefit for income taxes attributable to operations is composed of the following:

	Years Ended December 31,
	2009	2010

Current:
U.S. federal	$(421,851)	$(41,254)
State	3,307	—

	$(418,544)	$(41,254)

Deferred:
U.S. federal	$69,766	$—
State	—	—

	69,766	(41,254)

	$(348,778)	$(41,254)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets (liabilities) are as follows:

	December 31,
	2009	2010

Current:
Accruals and prepaids	$200,692	$170,105
Receivables	—	90,480

	200,692	260,585
Less valuation allowance	(200,692)	(260,585)

	—	—

Noncurrent:

Stock-based compensation expense	303,054	368,788
Accruals and prepaids	348,227	308,221
Depreciation and amortization	23,119	13,630
Intangible assets	(107,846)	(92,439)

	566,554	598,200
Less valuation allowance	(566,554)	(598,200)

	—	—

	$—	$—

The benefit for income taxes, computed by applying the U.S. statutory rate to loss before income taxes, is reconciled to the actual benefit as follows:

	Years Ended December 31,
	2009	2010

Statutory tax rate	34.0%	34.0%
Nondeductible expenses	(28.6%)	(4.1%)
Valuation allowance	(3.6%)	(20.2%)
Other	(0.1%)	(0.6%)

	1.7%	9.1%

A reduction of the carrying amounts of deferred tax assets by a valuation allowance is required if, based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed each reporting period by the Company based on the more-likely-than-not realization threshold criterion. In the assessment for a valuation allowance, appropriate consideration is given to all positive and negative evidence related to the realization of the deferred tax assets. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with loss carryforwards not expiring unused and tax planning alternatives. Based upon all available evidence, the Company recorded a valuation allowance against its deferred tax assets of $767,246 and $858,785 in 2009 and 2010, respectively. In future periods, the allowance could be reduced based on sufficient evidence indicating that it is more likely than not that a portion or all of the Company’s deferred tax assets will be realized.
The Company files its federal and state income tax returns as a member of a consolidated or combined group with related parties not included in the accompanying financial statements. In determining the Company’s income taxes on a standalone basis, the Company used the separate-return approach. Under the separate-return approach, the Company determined its current, non-current and deferred income tax expense or benefit as if it were filing a separate tax return. Any difference in income taxes as determined under the separate-return approach and as determined by the consolidated or combined tax filings would be governed by a legal tax-sharing agreement between the Company and the Parent Company. As the Company does not have a legal tax-sharing agreement in place and is not otherwise obligated to make payments to its Parent Company for any current income taxes determined under the separate-return approach, nor is it entitled to any payments from its Parent Company for any current tax benefit determined under the separate-return approach, the benefit is reported as a charge to retained earnings.
As discussed in Note 2, the Company adopted the provisions of ASC 740-10 on January 1, 2009. The cumulative effect of this change in accounting principle was $82,903 and was accounted for as a reduction in the January 1, 2009 balance of retained earnings. The Company is not obligated to its Parent Company for such tax benefit and such benefit was recorded as a credit to paid-in capital. In the event that the Company was to ultimately sustain its uncertain tax positions, it would be accounted for as a reduction to income tax expense and debit to accumulated deficit.
The Company recognizes accrued interest and penalties related to uncertain tax positions within the provision for income taxes on the statements of operations. As of December 31, 2010 and 2009, the Company did not have any accrual for interest or penalties related to uncertain tax positions.
The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.
As of December 31, 2010, the Company’s federal and state tax returns remain open to examination beginning in 2008 and 2007, respectively.
Income taxes for the six months ended June 30, 2010 and 2011 have been provided for based on the estimated effective tax rate in each jurisdiction to be used for the full fiscal year.
11.	STOCK OPTION PLANS
Griptonite employees participate in the Foundation 9 Entertainment, Inc. Stock Incentive Plan (the “F9E Stock Incentive Plan”). The F9E Stock Incentive Plan provides for the grant of nonqualified or incentive stock options for F9E stock and the issuance of F9E restricted or unrestricted stock. Incentive stock options may be granted under the F9E Stock Incentive Plan at prices not less than 100% of the fair market value of F9E’s stock on the date the option is granted. The term of the incentive stock options granted is ten years or less from the date of grant. Incentive stock options granted to employees who, on the date of grant, own stock representing more than 10% of the voting power of all classes of stock of the Company shall be granted at an exercise price not less than 110% of the fair market value of the stock at the date of grant. F9E has reserved 13,391,870 shares of its common stock for issuance under the F9E Stock Incentive Plan.
Shares of common stock may be issued under the Stock Incentive Plan through direct and immediate issuance. The purchase price per share shall be not less than 100% of the fair market value of the stock on the issue date. Stock options granted under the F9E Stock Incentive Plan generally vest over a four-year service period.

Stock option activity for Griptonite employees is summarized as follows:

		Weighted-
		Average
	Stock	Exercise
	Options	Price
Outstanding, December 31, 2008	260,000	$0.874
Options granted	—	—
Options forfeited	—	—

Outstanding, December 31, 2009	260,000	$0.874
Options granted	152,000	0.710
Options forfeited	(20,000)	1.244

Outstanding, December 31, 2010	392,000	$0.788

Outstanding, December 31, 2009	260,000	$0.874
Options granted (unaudited)	152,000	0.710
Options forfeited (unaudited)	(15,000)	1.421

Outstanding June 30, 2010 (unaudited)	397,000	$0.791

Outstanding, December 31, 2010	392,000	$0.788
Options granted (unaudited)	5,000	0.710
Options forfeited (unaudited)	(13,750)	0.710

Outstanding June 30, 2011 (unaudited)	383,250	$0.794

Shares exercisable at December 31, 2009	123,842	$1.110
Shares exercisable at December 31, 2010	166,865	$0.941
Shares exercisable at June 30, 2010 (unaudited)	115,407	$1.111
Shares exercisable at June 30, 2011 (unaudited)	221,305	$0.852
As of December 31, 2010, the total number of outstanding options vested or expected to vest (based on anticipated forfeitures) was 367,574 which had a weighted-average exercise price of $0.792 per share. The average remaining life of these options was 5.65 years. The shares had no aggregate intrinsic value at December 31, 2010.
As of June 30, 2011 (unaudited), the total number of outstanding options vested or expected to vest (based on anticipated forfeitures) was 362,382 which had a weighted-average exercise price of $0.791 per share. The average remaining life of these options was 5.65 years. The shares had no aggregate intrinsic value at June 30, 2011 (unaudited).
There were no options exercised in the years ended December 31, 2009 or 2010 or in the six months ended June 30, 2011 (unaudited). The total amount of recognized stock-based compensation expense for all the Griptonite employees was $27,540, $22,625, $11,492, and $6,229 in the years ended December 31, 2009 and 2010, and the six months ended June 30, 2010 and 2011 (unaudited), respectively.
In addition, $187,086, $179,841, $98,140, and $27,042 of additional stock-based compensation related to certain employees of F9E has been allocated to the Company, not included in any of the information above, pursuant to the MSA for the years ended December 31, 2009 and 2010 and the six months ended June 30, 2010 and 2011 (unaudited), respectively.
During the year ended December 31, 2009, the Company repriced 100,000 stock options held by one employee that were exercisable at a price $1.4214 per share to a price of $0.71 per share. There was no incremental compensation cost associated with the repricing. No stock options were repriced during the year ended December 31, 2010 or the (unaudited) six months ended June 30, 2010 and 2011.

Exercise prices for options outstanding as of December 31, 2010 and June 30, 2011 (unaudited), ranged from $0.71 to $1.99 per share. The following table provides certain information with respect to stock options outstanding and exercisable as of December 31, 2010 and June 30, 2011:

				Weighted-
	Range of	Stock	Stock	Average
	Exercise	Options	Options	Remaining
Year Ended December 31, 2010	Prices	Outstanding	Exercisable	Contractual Term
	$0.71 – $0.99	347,000	112,602	8.40 years
	$1.00 – $1.99	45,000	54,263	6.14 years

	$0.71 – $1.99	392,000	166,865	8.14 years

				Weighted-
	Range of	Stock	Stock	Average
Six Months Ended June 30, 2011	Exercise	Options	Options	Remaining
(unaudited)	Prices	Outstanding	Exercisable	Contractual Term
	$0.71 – $0.99	338,250	177,139	7.32 years
	$1.00 – $1.99	45,000	44,166	5.64 years

	$0.71 – $1.99	383,250	221,305	7.12 years

The weighted-average fair values at date of grant for options granted was $0.01 per share 2009, less than $0.01 in 2010, and less than $0.01 per share as of 2011. Fair value was estimated using the Black-Scholes option valuation model with the following weighted-average assumptions:

			Six Months
	Years Ended December 31,		Ended June 30,
	2009	2010	2010	2011
			(unaudited)
Expected life in years	6.01	6.04	7.76	7.06
Risk-free interest rate	2.67%	2.26%	2.92%	2.37%
Volatility	46.57%	46.59%	46.35%	47.48%
Dividend yield	0.00%	0.00%	0.00%	0.00%
The Company is a non-public entity and there is not an active trading market for the Company’s common stock or stock options. The Company calculated implied volatility based on the volatility of a representative industry peer group.
Total unrecognized compensation cost related to non-vested options of the Company’s employees at December 31, 2010 and June 30, 2011 was approximately $313 and $149 (unaudited), which is expected to be recognized over a weighted-average period of 0.53 years and 0.11 years, respectively.
12.	EMPLOYEE BENEFITS
The Company participates in F9E’s defined contribution plan that covers substantially all of the Company’s employees. The plan is intended to qualify under section 401(k) of the Internal Revenue Code. Company matching contributions to the plans totaled $123,348 for the year ended December 31, 2009. In August 2009, the Company suspended matching contributions under its defined contribution plans and there were no Company matching contributions during the year ended December 31, 2010 or the six months ended June 30, 2010 and 2011 (unaudited).
13.	SUBSEQUENT EVENT
Effective August 2, 2011, F9E sold 100% of the stock of the Company to Glu Mobile Inc. (“Glu”), including all its facilities in Kirkland, Washington, in exchange for 6,106,015 shares of Glu common stock. As part of the agreement, the Company entered into an agreement to acquire integrated art and development support services from F9E’s studio in Hyderabad, India (“Griptonite India”). In connection with this sale, the Company entered into the following transactions with F9E immediately prior to closing:
•
The Company entered into a Pre-Closing Transfer Agreement that provided for the transfer of the amount of principal and accrued interest receivable under the F9EE Credit Agreement totaling $11,782,435 to F9E, the transfer of certain property and equipment at its net book value of $161,483 to a subsidiary of F9E, and the net settlement of all receivables from and payables to F9E and its other subsidiaries. The net settlement resulted in a cash payment to the Company of $37,430.

•	F9E made a capital contribution of $9,962,570 in cash to the Company.
The MSA and DSA were terminated with respect to the Company, and the Company entered into a transition services agreement with F9E’s Indian subsidiary to provide for continuing development services from Griptonite India.